                                                                 EXHIBIT 99 (b)

                     FIRST DATA HEALTH SYSTEMS CORPORATION
                           HEALTH SERVICES BUSINESS
                             STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1994
                               ($ IN THOUSANDS)


REVENUES
Fee revenues, net                                                     $121,241
                                                                      --------

EXPENSES
     Human resources                                                    58,456
     Equipment, facilities, and data processing                         14,240
     Depreciation and amortization                                       8,920
     Travel and other expenses                                          19,303
                                                                      --------
          TOTAL                                                        100,919
                                                                      --------

OPERATING INCOME                                                        20,322

     Interest expense                                                    6,703
                                                                      --------

PRETAX INCOME                                                           13,619

     Income taxes                                                        7,877
                                                                      --------

NET INCOME                                                            $  5,742
                                                                      ========



                        See notes to financial statements.

                     FIRST DATA HEALTH SYSTEMS CORPORATION
                           HEALTH SERVICES BUSINESS
                                BALANCE SHEET

                              DECEMBER 31, 1994
                               ($ IN THOUSANDS)


ASSETS
Current assets:

     Cash and cash equivalents                                      $   2,248
     Accounts receivable, less allowance of $4,757                     30,881
     Deferred income taxes                                              7,474
     Inventories, less allowance of $3,117                              2,530
     Other current assets                                               2,152
                                                                    ----------
          Total current assets                                         45,285
                                                                    ----------

Equipment, furniture, and leasehold improvements at cost, net
     of accumulated depreciation of $21,425                             7,942
Deferred income taxes                                                   1,689
Goodwill, net of accumulated amortization of $9,197                    87,745
Other intangibles, net of accumulated amortization of $4,228            4,547
Other assets                                                            3,886
                                                                     ---------
          Total assets                                               $151,094
                                                                     =========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
     Accounts payable                                                $  7,401
     Intercompany payables -- FDC and subsidiaries, net                   756
     Long-term debt -- current portion                                    814
     Employee-related liabilities                                       3,279
     Deferred revenue                                                   6,240
     Other current liabilities                                         15,578
                                                                     ---------
          Total current liabilities                                    34,068
                                                                     ---------
Intercompany loan -- FDC, net                                          63,571
Long-term debt                                                            989
Deferred revenue                                                       11,285
Accrued and other liabilities                                           8,698
                                                                     ---------
          Total liabilities                                           118,611
                                                                     ---------
Stockholder's equity:
     Common stock, par value $1.00 per share, authorized
          1,000 shares; issued  and outstanding 10 shares                  --
     Capital surplus                                                   29,918
     Foreign currency translation adjustment                             (456)
     Retained earnings                                                  3,021
                                                                     ---------
          Total stockholder's equity                                   32,483
                                                                     ---------
          Total liabilities and stockholder's equity                 $151,094
                                                                     =========


                      See notes to financial statements.

                     FIRST DATA HEALTH SYSTEMS CORPORATION
                           HEALTH SERVICES BUSINESS
                           STATEMENT OF CASH FLOWS

                         YEAR ENDED DECEMBER 31, 1994
                             ($ IN THOUSANDS)



CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                          $ 5,742
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation                                                     4,119
     Amortization                                                     4,801
     Other noncash credits, net (including reversal
          of excess accruals)                                        (3,337)
     Changes in operating assets and liabilities:
          Accounts receivable                                           127
          Other assets                                                9,364
          Accounts payable and other liabilities                     (6,554)
          Intercompany, net                                            (251)
                                                                    --------
Net cash provided by operating activities                            14,011
                                                                    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment and furniture                                  (2,961)
Proceeds from sale of equipment and furniture                           845
Proceeds from escrow settlement                                       8,040
Acquisition-related payments                                        (10,895)
                                                                    --------
Net cash used by investing activities                                (4,971)
                                                                    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt                                           (1,197)
Decrease in intercompany loan -- FDC                                 (2,939)
Dividends paid to FDC                                                (5,697)
                                                                    --------
Net cash used by financing activities                                (9,833)
                                                                    --------

Effect of exchange rate changes on cash                                 298

NET DECREASE IN CASH AND CASH EQUIVALENTS                              (495)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                         2,743
                                                                    --------

CASH AND CASH EQUIVALENTS AT END OF YEAR                            $ 2,248
                                                                    ========



                      See notes to financial statements.

                     FIRST DATA HEALTH SYSTEMS CORPORATION
                            HEALTH SERVICES BUSINESS
                       STATEMENT OF STOCKHOLDER'S EQUITY
                          YEAR ENDED DECEMBER 31, 1994
                               ($ IN THOUSANDS)



                                                                                 Foreign
                                                                                 Currency
                                                    Common        Capital       Translation      Retained
                                                    Stock         Surplus       Adjustment       Earnings         Total
                                                   -------        --------      -----------      --------        --------
Balance at January 1, 1994                         $    --        $ 29,918        $ (750)        $ 3,463        $ 32,631
Net income                                              --              --            --           5,742           5,742
Cash dividends                                          --              --            --          (5,697)         (5,697)
Equipment and furniture dividend                        --              --            --            (487)           (487)
Foreign currency translation adjustment                 --              --           294              --             294
                                                   --------       --------        -------        --------       --------
Balance at December 31, 1994                       $    --        $ 29,918        $ (456)        $ 3,021        $ 32,483
                                                   ========       ========        =======        ========       ========


                      See notes to financial statements.

                      FIRST DATA HEALTH SYSTEMS CORPORATION
                            HEALTH SERVICES BUSINESS
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1994

NOTE 1:  BUSINESS AND BASIS OF PRESENTATION

First Data Health Systems Corporation ("HSC") is a wholly-owned subsidiary of First Data Corporation ("FDC").

Through its wholly-owned domestic and international subsidiary companies, HSC provides management information systems and services to hospitals, medical group practices, and medical facilities throughout the United States, as well as Australia, Puerto Rico, the United Kingdom and other countries (collectively, the "Health Services Business" or the "Company"). The Company offers a comprehensive range of computer-based services, including computerized patient records, medical records imaging, on-line patient file management, account billing, scheduling, accounting, payroll, and insurance and claims processing.

In addition to its ownership of the Company, HSC is the parent company of ACB Business Services, Inc. ("ACB") and The Shareholder Services Group, Inc. ("TSSG") which provide services in and to the accounts receivable management and mutual fund industries, respectively. The accompanying financial statements present the financial position, results of operations, and cash flows of HSC's Health Services Business and do not include the accounts of ACB and TSSG. All material intercompany accounts and transactions within the Health Services Business have been eliminated in the preparation of the accompanying financial statements.


NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS
The Company has principally defined cash and cash equivalents as cash, time deposits, and certain highly liquid instruments with maturities of three months or less at the date of purchase.

INVENTORY
Inventory consists of data processing equipment components for assembly and repair parts and is carried at lower of cost (first-in, first-out method) or market.

EQUIPMENT, FURNITURE AND LEASEHOLD IMPROVEMENTS
Equipment and furniture are depreciated over their estimated useful lives ranging from 3 to 8 years. Leasehold improvements are amortized over the shorter of their estimated lives (ranging from 3 to 10 years) or the remaining lease term. Depreciation is computed using the straight-line

                  FIRST DATA HEALTH SYSTEMS CORPORATION
                       HEALTH SERVICES BUSINESS
                 NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

method. Included in equipment, furniture and leasehold improvements are assets held under capital lease agreements of $918,000, net of accumulated amortization of $1,485,000 as of December 31, 1994.

GOODWILL AND OTHER INTANGIBLES
Goodwill represents the excess of purchase price over the fair value of tangible and other identifiable assets acquired less liabilities assumed arising from the acquisitions of McDonnell Douglas Health Systems Company in 1989 and Gerber Alley & Associates, Inc. ("Gerber Alley") in 1992 and is being amortized over estimated useful lives of 40 and 25 years, respectively. Other intangible assets principally consist of software related to these acquisitions. These costs are amortized on a straight-line basis over the estimated length of the benefit period, from 5 to 10 years.

SOFTWARE DEVELOPMENT COSTS
The Company has expensed software development costs since the capitalization and subsequent amortization thereof, as required under Statement of Financial Accounting Standards ("SFAS") No. 86, would not have a material impact on the Company's financial condition or results of operations.

REVENUE RECOGNITION
The Company provides its customers with information systems solutions either in a service bureau capacity ("Host Based Services") or through the sale of integrated minicomputer hardware and software solutions ("Turnkey Services"). Revenue attributable to Host Based Services is based principally upon transaction volumes and is recognized as services are performed. Revenue attributable to Turnkey Services is generally recognized as follows:

          Software license fees -- For those agreements for which the Company's remaining obligations are insignificant, software license fees are recognized at the installation date. In situations where the Company's remaining obligations are significant, the license fees are deferred and amortized over the contract term which is generally seven years.

          Hardware -- Hardware sales and the related cost of sales are generally recognized upon delivery of the equipment.

          Services -- Implementation, installation, monthly software support and other fees are recognized upon billing which generally occurs as work is performed.

With respect to Turnkey products under development, all revenues have been deferred.

                  FIRST DATA HEALTH SYSTEMS CORPORATION
                       HEALTH SERVICES BUSINESS
                 NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES
The Company accounts for income taxes under the liability method required by SFAS No. 109, "Accounting for Income Taxes." The taxable income of the Company is included in the consolidated U.S. federal income tax return of FDC. Under an agreement with FDC, the provision for income taxes and tax benefits is determined by the Company on a stand-alone basis. Current income taxes are remitted to, and benefits received from, FDC.

NOTE 3: RELATED PARTY TRANSACTIONS

"Intercompany loan -- FDC, net" on the Balance Sheet includes a noninterest-bearing intercompany receivable of approximately $18 million. "Interest Expense" on the Statement of Income primarily represents interest paid on the interest-bearing portion of the intercompany loan from FDC. The loan bears interest at an annually adjusted floating rate (8.25% for 1994) reflective of FDC's cost of external debt and is repaid based upon available cash flows of the Company.

In December 1993, FDC announced its decision to consolidate its data center operations and recorded a charge to earnings with respect thereto. Included therein was the decision to relocate the Company's and other FDC affiliates' data center assets and operations to a shared FDC facility. This relocation occurred in early 1994 and effectively resulted in an outsourcing agreement with an FDC affiliate. The Company is charged based upon usage. The accompanying Statement of Income reflects approximately $4.5 million of charges related to data processing services. As this relocation was part of an FDC companywide initiative, the Company's financial statements do not reflect any expenses associated therewith.

In addition, the accompanying Statement of Income reflects charges from FDC and its subsidiaries of approximately $7.3 million for the year ended December 31, 1994, which are principally attributable to the Company's participation in certain FDC insurance, benefit and incentive plans, as well as certain other services provided during those years. The majority of the expenses are charged based on usage and/or actual costs. Management does not believe that, had the Company been operating other than as an affiliate of FDC, there would have been a material impact on net income.

                  FIRST DATA HEALTH SYSTEMS CORPORATION
                       HEALTH SERVICES BUSINESS
                 NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 4: DEBT AND BORROWING AGREEMENTS

Long-term debt at December 31, 1994 consists of (thousands):


Capital lease obligations, at various rates and maturities           $1,327
Other                                                                   476
                                                                     ------
Total                                                                 1,803
Less current maturities                                                 814
                                                                     ------
Long-term debt                                                       $  989
                                                                     ======


Aggregate annual maturities of long-term debt are as follows (thousands):
1995, $814; 1996, $761; 1997, $228. Carrying values approximate fair values as of December 31, 1994.

Interest paid on debt during 1994 was $174,000.

NOTE 5: INCOME TAXES

The provision for income taxes for the year ended December 31, 1994 consists of the following (thousands):


Federal                                                              $5,941
State and local                                                       1,924
Foreign                                                                  12
                                                                     ------
Total                                                                $7,877
                                                                     ======

Deferred income taxes result from the recognition of temporary differences. Temporary differences are differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement purposes in future years. The provision for income taxes for the year ended December 31, 1994 is comprised of the following (thousands):


Current                                                               $11,126
Deferred                                                               (3,249)
                                                                      --------
Total                                                                 $ 7,877
                                                                      ========

                  FIRST DATA HEALTH SYSTEMS CORPORATION
                       HEALTH SERVICES BUSINESS
                 NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 5: INCOME TAXES (CONTINUED)

At December 31, 1994, the Company's net deferred tax assets consist of the following (thousands):


Deferred tax assets:
     Deferred revenue                                                $ 5,710
     Accrued expenses, losses and other                                7,370
                                                                     -------
          Total deferred tax assets                                   13,080
                                                                     -------

Deferred tax liabilities:
     Depreciation and amortization                                     2,491
     Other liabilities                                                 1,426
                                                                     -------
          Total deferred tax liabilities                               3,917
                                                                     -------
Net deferred tax assets                                              $ 9,163
                                                                     =======


At December 31, 1994, Gerber Alley has a $20 million net operating loss carryforward expiring in 2006 and 2007, which arose prior to the Company's acquisition of Gerber Alley. No benefit has been recognized for this loss.

Benefits received from FDC for net income taxes during 1994 were $1.7 million. Included in "Intercompany payables -- FDC and subsidiaries, net" at December 31, 1994 was an income tax payable of $1.5 million.

The reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory tax rate to income tax expense for the year ended December 31, 1994 is (thousands):


     Tax at U.S. statutory rate                            $4,767
     Increases in taxes resulting from:
          State and local taxes, net of federal
               income tax benefit                           1,251
          Amortization of goodwill                          1,357
          Loss on foreign subsidiaries                        282
          All other                                           220
                                                           ------
     Income tax expense                                    $7,877
                                                           ======


                  FIRST DATA HEALTH SYSTEMS CORPORATION
                       HEALTH SERVICES BUSINESS
                 NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 6: RETIREMENT PLANS

DEFINED BENEFIT PLAN
Eligible employees of the Company participate in FDC's U.S. defined benefit pension plan. Net pension costs for the year ended December 31, 1994 were approximately $1.0 million. Such amounts are included in the charges from FDC in Note 3.

DEFINED CONTRIBUTION PLAN
FDC has an incentive savings plan which allows eligible employees of FDC and its subsidiaries to contribute a percentage of their compensation and provides for certain matching and service related contributions. The Company's matching and service related contributions associated with the plan were approximately $1.5 million in 1994. Such amounts are included in the charges from FDC in Note 3.

NOTE 7: STOCK COMPENSATION PLAN

Certain of the Company's officers, key employees and other individuals participate in the First Data Corporation 1992 Long-Term Incentive Plan (the "1992 Plan"). Awards under the 1992 Plan may be in the form of stock options, stock appreciation rights, restricted stock, performance grants and other types of awards that the Compensation and Benefits Committee of FDC's Board of Directors deems to be consistent with the purposes of the 1992 Plan. FDC options granted to the Company's employees are generally at a price equivalent to the fair market value at the date of grant.

NOTE 8: OPERATING LEASE COMMITMENTS

The Company leases certain office facilities and operating equipment under cancelable and noncancelable agreements. Total rent expense was $6.6 million for the year ended December 31, 1994.

At December 31, 1994, the minimum aggregate rental commitment under all noncancelable leases was (thousands): 1995, $5,950; 1996, $5,928; 1997,
$5,083; 1998, $4,510; 1999, $4,461; and $4,763 for years thereafter. Most leases contain standard renewal clauses.

NOTE 9: CONTINGENCIES

The Company is involved in litigation primarily arising in the normal course of its business. In the opinion of management, the Company's recovery or liability, if any, under any pending litigation, would not materially affect its financial condition or operations.

                  FIRST DATA HEALTH SYSTEMS CORPORATION
                       HEALTH SERVICES BUSINESS
                 NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 9: CONTINGENCIES (CONTINUED)

The company is and has been an authorized value-added reseller ("VAR") of Tandem Computers Incorporated ("Tandem") through a VAR agreement. The Company markets and sells its proprietary systems with with Tandem computer hardware and software, thereby sublicensing Tandem's software to its clients. Tandem has asserted a claim against the Company for license and maintenance fees related to software for which it believes the Company did not possess a licensing arrangement. The Company is currently in negotiations with Tandem to extend its VAR agreement and provide remedies to Tandem's claim. These remedies are intended to include continued and expanded use of Tandem hardware and software with the Company's systems, including its newly developed systems. The Company believes that settlement of this licensing issue with Tandem as presently contemplated will not result in a material adverse impact to the Company's financial position. Should circumstances arise which would preclude the Company from entering into the presently contemplated settlement, the Company could be subject to a material financial obligation.

The Company has entered into contractual agreements to provide turnkey products to a number of customers which turnkey products are in various stages of development. All software license fees received to date for these products have been deferred as has the gross profit on hardware deliveries to date. In the event the Company is unable to fulfill its obligations under these contractual agreements, the remedies available to the affected customers are generally limited to a recovery of amounts paid to the Company. In the case of hardware, the amount to be refunded by the Company could be in excess of market value of the hardware. In order to remedy potential breaches of contract, the Company has negotiated modifications to certain customer contracts and expects to enter into further negotiations. The Company does not believe that the final resolution of issues pertaining to these contracts will have a material adverse impact on its financial position.

In conjunction with the renewal of certain client contracts, the Company committed to provide certain replacement software without charge. Such replacement software may be developed by the Company or more likely, in the alternative, purchased from third parties in which case the estimated costs would range from approximately $1.8 million to $3.1 million through 1997.

NOTE 10: CONCENTRATION OF CREDIT RISK

In the normal course of business, the Company is exposed to credit risk resulting from the possibility that a loss may occur from the failure of another party to perform according to the terms of the contract. The Company regularly monitors credit risk exposures and takes steps to mitigate the likelihood of these exposures resulting in a loss. The primary counterparties to the Company's accounts receivable and sources of the Company's revenues consist of healthcare providers.

                  FIRST DATA HEALTH SYSTEMS CORPORATION
                       HEALTH SERVICES BUSINESS
                 NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 11: SUBSEQUENT EVENT

On June 17, 1995, FDC sold its entire ownership interest in the common stock of HSC to HBO & Company. Immediately prior to closing, HSC's ownership interest in the capital stock of ACB and TSSG was distributed to a wholly-owned subsidiary of FDC.

               Report of Ernst & Young LLP Independent Auditors

The Board of Directors and Stockholder
First Data Health Systems Corporation

We have audited the accompanying balance sheet of the Health Services Business of First Data Health Systems Corporation (the "Health Services Business") as of December 31, 1994, and the related statements of income, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of management of the Health Services Business. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Health Services Business at December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                              ERNST & YOUNG LLP


March 31, 1995
except for Note 11, as to
which the date is June 17, 1995

                   FIRST DATA HEALTH SYSTEMS CORPORATION
                          HEALTH SERVICES BUSINESS
                            STATEMENT OF INCOME
                              ($ IN THOUSANDS)




                                                            Years Ended
                                                            December 31,
                                                         --------------------
                                                           1993        1992
                                                         --------    --------
REVENUES
     Fee revenues, net                                   $124,279    $ 98,614
                                                         --------    --------
EXPENSES
     Human resources                                       60,902      40,890
     Equipment, facilities, and data processing            16,134      14,592
     Depreciation and amortization                          8,842       4,078
     Travel and other expenses                             16,423      11,477
                                                         --------    --------
           TOTAL                                          102,301      71,037
                                                         --------    --------

OPERATING INCOME                                           21,978      27,577

     Interest expense                                       6,936       2,244
                                                         --------    --------

PRETAX INCOME                                              15,042      25,333

     Income taxes                                           6,919      10,196
                                                         --------    --------

NET INCOME                                               $  8,123    $ 15,137
                                                         ========    ========


                      See notes to financial statements.

                     FIRST DATA HEALTH SYSTEMS CORPORATION
                           HEALTH SERVICES BUSINESS
                                BALANCE SHEET
                               ($ IN THOUSANDS)




                                                                                 December 31,
                                                                           ---------------------------
                                                                             1993               1992
                                                                           --------           --------
Assets
Current assets:

     Cash and cash equivalents                                             $  2,743           $  2,678
     Accounts receivable, less allowance: 1993, $5,472; 1992, $5,203         31,701             31,580
     Deferred income taxes                                                    4,105              8,379
     Inventories, less allowance: 1993, $3,517; 1992, $4,529                  2,572              2,785
     Other current assets                                                       429              2,404
                                                                           --------           --------
           Total current assets                                              41,550             47,826
                                                                           --------           --------
Equipment, furniture, and leasehold improvements at cost, net of
     accumulated depreciation: 1993, $21,149; 1992, $23,154                  11,610             15,976
Deferred income taxes                                                         9,879             13,529
Goodwill, net of accumulated amortization: 1993, $5,415; 1992, $2,661        98,518             91,448
Other intangibles, net of accumulated amortization: 1993, $4,742;
     1992, $3,365                                                             5,688              5,804
Other assets                                                                  3,769              4,173
                                                                           --------           --------

          Total assets                                                     $171,014           $178,756
                                                                           ========           ========
LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
     Accounts payable                                                      $  8,234           $ 10,487
     Intercompany payables -- FDC and subsidiaries, net                         589                663
     Long-term debt -- current portion                                        1,164              1,346
     Employee-related liabilities                                             4,278              4,744
     Deferred revenue                                                         6,537              6,781
     Other current liabilities                                               16,254             30,422
                                                                           --------           --------

          Total current liabilities                                          37,056             54,443
                                                                           --------           --------
Intercompany loan -- FDC, net                                                66,510             49,681
Long-term debt                                                                1,836              2,838
Deferred revenue                                                             16,298             21,074
Accrued and other liabilities                                                16,683             19,512
                                                                           --------           --------
          Total liabilities                                                 138,383            147,548
                                                                           --------           --------
Stockholder's equity:
     Common stock, par value $1.00 per share, authorized
          1,000 shares; issued and outstanding 10 shares                         --                 --
     Capital surplus                                                         29,918             29,918
     Foreign currency translation adjustment                                   (750)              (344)
     Retained earnings                                                        3,463              1,634
                                                                           --------           --------
          Total stockholder's equity                                         32,631             31,208
                                                                           --------           --------
          Total liabilities and stockholder's equity                       $171,014           $178,756
                                                                           ========           ========



                      See notes to financial statements.

                      FIRST DATA HEALTH SYSTEMS CORPORATION
                             HEALTH SERVICES BUSINESS
                             STATEMENT OF CASH FLOWS
                                 ($ IN THOUSANDS)



                                                                                 Years Ended
                                                                                 December 31,
                                                                           --------------------------
                                                                            1993               1992
                                                                           -------            -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                 $ 8,123            $15,137
                                                                           -------            -------

Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation                                                            4,631              2,465
     Amortization                                                            4,211              1,613
     Other noncash (credits) charges, net (including, in 1993,
          reversal of excess accruals)                                      (4,461)             2,141
     Changes in operating assets and liabilities:
          Accounts receivable                                                 (936)            10,254
          Other assets                                                      12,617              2,202
          Accounts payable and other liabilities                           (13,858)           (19,740)
          Intercompany, net                                                    (55)               610
                                                                           -------            -------
Net cash provided by operating activities                                   10,272             14,682
                                                                           -------            -------


CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment and furniture                                         (3,677)            (3,004)
Proceeds from sale of equipment and furniture                                1,048                279
Acquisition related payments                                               (16,858)           (26,158)
                                                                           -------            -------
Net cash used by investing activities                                      (19,487)           (28,883)
                                                                           -------            -------

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt                                                  (1,184)           (17,513)
Increase in intercompany loan -- FDC                                        16,829             40,644
Dividends paid to FDC                                                       (6,294)            (6,266)
                                                                           -------            -------
Net cash provided by financing activities                                    9,351             16,865
                                                                           -------            -------

Effect of exchange rate changes on cash                                        (71)                --

NET INCREASE IN CASH AND CASH EQUIVALENTS                                       65              2,664

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                               2,678                 14
                                                                           -------            -------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                   $ 2,743            $ 2,678
                                                                           =======            =======



                      See notes to financial statements.

                     FIRST DATA HEALTH SYSTEMS CORPORATION
                            HEALTH SERVICES BUSINESS
                       STATEMENT OF STOCKHOLDER'S EQUITY
                          YEAR ENDED DECEMBER 31, 1993
                               ($ IN THOUSANDS)



                                                                                 Foreign
                                                                                 Currency
                                                    Common        Capital       Translation      Retained
                                                    Stock         Surplus       Adjustment       Earnings         Total
                                                   -------        --------      -----------      --------        --------
Balance at January 1,1992                          $    --        $ 29,918      $        --      $ (7,237)      $ 22,681
Net income                                              --              --               --        15,137         15,137
Cash dividends                                          --              --               --        (6,266)        (6,266)
Foreign currency translation adjustment                 --              --             (344)           --           (344)
                                                   -------        --------      -----------      --------        --------
Balance at December 31, 1992                       $    --        $ 29,918      $      (344)     $  1,634        $ 31,208
                                                   -------        --------      -----------      --------        --------
Net income                                              --              --               --         8,123           8,123
Cash dividends                                          --              --               --        (6,294)         (6,294)
Foreign currency translation adjustment                 --              --             (406)           --            (406)
                                                   -------        --------      -----------      --------        --------
Balance at December 31, 1993                       $    --        $ 29,918      $      (750)     $  3,463        $ 32,631
                                                   =======        ========      ===========      ========        ========



                      See notes to financial statements.

                     FIRST DATA HEALTH SYSTEMS CORPORATION
                          HEALTH SERVICES BUSINESS
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1993 AND 1992


NOTE 1: BUSINESS AND BASIS OF PRESENTATION

First Data Health Systems Corporation ("HSC") is a wholly-owned subsidiary of First Data Corporation ("FDC"). FDC was a wholly-owned subsidiary of American Express Company ("American Express") prior to an initial public offering in April 1992 ("the IPO").

Through its wholly-owned domestic and international subsidiary companies, HSC provides management information systems and services to hospitals, medical group practices, and medical facilities throughout the United States, as well as Australia, Puerto Rico, the United Kingdom and other countries (collectively, the "Health Services Business" or the "Company"). The Company offers a comprehensive range of computer-based services, including computerized patient records, medical records imaging, on-line patient file management, account billing, scheduling, accounting, payroll, and insurance and claims processing.

In addition to its ownership of the Company, HSC is the parent company of ACB Business Services, Inc. ("ACB") and The Shareholder Services Group, Inc. ("TSSG") which provide services in and to the accounts receivable management and mutual fund industries, respectively. The accompanying financial statements present the financial position, results of operations, and cash flows of HSC's Health Services Business and do not include the accounts of ACB and TSSG. All material intercompany accounts and transactions within the Health Services Business have been eliminated in the preparation of the accompanying financial statements.


NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS
The Company has principally defined cash and cash equivalents as cash, time deposits, and certain highly liquid instruments with maturities of three months or less at the date of purchase.

INVENTORY
Inventory consists of data processing equipment components for assembly and repair parts and is carried at lower of cost (first-in, first-out method) or market.

EQUIPMENT, FURNITURE AND LEASEHOLD IMPROVEMENTS
Equipment and furniture are depreciated over their estimated useful lives ranging from 3 to 8 years. Leasehold improvements are amortized over the shorter of their estimated lives (ranging from 3 to 10 years) or the remaining lease term. Depreciation is computed using the straight-line

                     FIRST DATA HEALTH SYSTEMS CORPORATION
                          HEALTH SERVICES BUSINESS
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

method. Included in equipment, furniture and leasehold improvements are assets held under capital lease agreements of $1,589,000 and $2,366,000, net of accumulated amortization of $777,000 and $0 as of December 31, 1993 and 1992, respectively.

In 1992, the Company completed the sale of a building for approximately $3 million primarily in exchange for a note. This transaction is excluded from the Statement of Cash Flows because it did not involve cash.

GOODWILL AND OTHER INTANGIBLES
Goodwill represents the excess of purchase price over the fair value of tangible and other identifiable assets acquired less liabilities assumed arising from the acquisitions of McDonnell Douglas Health Systems Company in 1989 and Gerber Alley & Associates, Inc. in 1992 and is being amortized over estimated useful lives of 40 and 25 years, respectively. Other intangible assets principally consist of software related to these acquisitions. These costs are amortized on a straight-line basis over the estimated length of the benefit period, from 5 to 10 years.

SOFTWARE DEVELOPMENT COSTS
The Company has expensed software development costs since the capitalization and subsequent amortization thereof, as required under Statement of Financial Accounting Standards No. 86, would not have a material impact on the Company's financial condition or results of operations.

REVENUE RECOGNITION
The Company provides its customers with information systems solutions either in a service bureau capacity ("Host Based Services") or through the sale of integrated minicomputer hardware and software solutions ("Turnkey
Services"). Revenue attributable to Host Based Services is based principally upon transaction volumes and is recognized as services are performed. Revenue attributable to Turnkey Services is recognized as follows:

        Software license fees -- For those agreements for which the Company's remaining obligations are insignificant, software license fees are recognized at the installation date. In situations where the Company's remaining obligations are significant, the license fees are deferred and amortized over the contract term which is generally seven years.

        Hardware -- Hardware sales and the related cost of sales are generally recognized upon delivery of the equipment.

        Services -- Implementation, installation, monthly software support and other fees are recognized upon billing which generally occurs as work is performed.

                     FIRST DATA HEALTH SYSTEMS CORPORATION
                          HEALTH SERVICES BUSINESS
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES
The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," as of January 1, 1992. The adoption of SFAS No. 109 did not have a material impact on the Company's financial condition or its results of operations.

The taxable income of the Company is included in the consolidated U.S. federal income tax return of FDC. Under an agreement with FDC, the provision for income taxes and tax benefits is determined by the Company on a stand-alone basis. Current income taxes are remitted to, and benefits received from, FDC. Prior to the IPO, the taxable income of FDC (including the Company) was included in the consolidated U.S. federal income tax return of American Express.

NOTE 3: RELATED PARTY TRANSACTIONS

"Intercompany loan -- FDC, net" on the Balance Sheet includes a noninterest-bearing intercompany receivable of approximately $18 million. "Interest Expense" on the Statement of Income primarily represents interest paid on the interest-bearing portion of the intercompany loan from FDC. The loan bears interest at an annually adjusted floating rate (9% for 1993 and 1992) reflective of FDC's cost of external debt and is repaid based upon available cash flows of the Company.

The accompanying Statement of Income reflects charges from FDC and its subsidiaries of approximately $9.3 million and $6.9 million for the years ended December 31, 1993 and 1992, respectively. Such amounts are principally attributable to the Company's participation in certain FDC insurance, benefit and incentive plans, as well as certain other services provided during those years. The majority of the expenses are charged based on usage and/or actual costs. Management does not believe that, had the Company been operating other than as an affiliate of FDC, there would have been a material impact on net income.

In December 1993, FDC announced its decision to consolidate its data center operations and recorded a charge to earnings with respect thereto. Included therein was the decision to relocate the Company's and other FDC affiliates' data center assets and operations to a shared FDC facility. This relocation occurred in early 1994 and effectively resulted in an outsourcing agreement with an FDC affiliate. The Company will be charged based upon usage. As this relocation was part of an FDC companywide initiative, the Company's financial statements do not reflect any expenses associated therewith.

                     FIRST DATA HEALTH SYSTEMS CORPORATION
                          HEALTH SERVICES BUSINESS
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 4: ACQUISITIONS

The Company completed the purchase of Gerber Alley & Associates, Inc. ("Gerber Alley") in December 1992 for a cash purchase price of approximately $24 million. A summary of the initial purchase price paid for this acquisition and the initial allocation thereof to the fair value of the tangible assets acquired less liabilities assumed is as follows (thousands):



Total consideration paid                                                               $24,442
Tangible assets acquired less liabilities assumed at fair value                        (53,680)
                                                                                       -------
Excess of purchase price over tangible assets acquired less liabilities assumed        $78,122
                                                                                       =======



During 1993, the initial purchase price and allocation thereof were finalized which had the effect of increasing the excess of purchase price over the fair value of tangible assets acquired less liabilities assumed to $89 million. This acquisition was accounted for using the purchase method.


NOTE 5: DEBT AND BORROWING AGREEMENTS

Long-term debt at December 31 consists of (thousands):


                                                     1993         1992
                                                    ------       ------
Capital lease obligations, at various
     rates and maturities                           $1,205       $1,629
Other                                                1,795        2,555
                                                    ------       ------
Total                                                3,000        4,184
Less current maturities                              1,164        1,346
                                                    ------       ------
Long-term debt                                      $1,836       $2,838
                                                    ======       ======


Aggregate annual maturities of long-term debt are as follows (thousands):
1995, $897; 1996, $670; 1997, $269. Carrying values approximate fair values as of December 31, 1993 and 1992.

Interest paid on debt during 1993 was $274,000. No interest was paid in 1992 as the debt relates to the acquisition of Gerber Alley discussed in Note 4.

                     FIRST DATA HEALTH SYSTEMS CORPORATION
                          HEALTH SERVICES BUSINESS
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 6: INCOME TAXES

The provision for income taxes for the years ended December 31 consists of the following (thousands):


                                                      1993         1992
                                                     ------       -------
     Federal                                         $ 4,642      $ 8,126
     State and local                                   2,277        2,070
                                                     -------      -------
     Total                                           $ 6,919      $10,196
                                                     =======      =======

Deferred income taxes result from the recognition of temporary differences. Temporary differences are differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement purposes in future years. The provision for income taxes for the years ended December 31 is comprised of the following (thousands):


                                                      1993         1992
                                                     ------       -------
     Current                                         $ 9,171      $ 9,290
     Deferred                                         (2,252)         906
                                                     -------      -------
     Total                                           $ 6,919      $10,196
                                                     =======      =======

At December 31, 1993 and 1992, the Company's net deferred tax assets consist of the following (thousands):


                                                      1993         1992
                                                     ------       -------
     Deferred tax assets:
          Deferred revenue                           $ 6,537      $ 8,777
          Other liabilities                            9,819       14,276
                                                     -------      -------
               Total deferred tax assets              16,356       23,053
                                                     -------      -------
     Deferred tax liabilities:
          Depreciation and amortization                1,509          833
          Other liabilities                              863          312
                                                     -------      -------
               Total deferred tax liabilities          2,372        1,145
                                                     -------      -------
          Net deferred tax assets                    $13,984      $21,908
                                                     =======      =======


At December 31, 1993, Gerber Alley has a $20 million net operating loss carryforward expiring in 2006 and 2007, which arose prior to the Company's acquisition of Gerber Alley. No benefit has been recognized for this loss.

Cash payments to FDC for net income taxes during 1993 and 1992 were $101,000 and $7,690,000, respectively. Included in "Intercompany payables -- FDC and subsidiaries, net" at December 31, 1993 and 1992 were an income tax receivable of $19,000 and an income tax payable of $1,061,000, respectively.

                     FIRST DATA HEALTH SYSTEMS CORPORATION
                          HEALTH SERVICES BUSINESS
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 6: INCOME TAXES (CONTINUED)


The reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory tax rate to income tax expense is (thousands):




                                                      1993         1992
                                                     ------       -------
     Tax at U.S. statutory rate                      $ 5,265      $ 8,613
     Increases in taxes resulting from:
          State and local taxes, net of federal
              income tax benefit                       1,479        1,366
          Amortization of goodwill                       992          217
          Revaluation of deferred taxes               (1,038)          --
          All other                                      221           --
                                                     -------      -------
     Income tax expense                              $ 6,919      $10,196
                                                     =======      =======

NOTE 7: RETIREMENT PLAN

Eligible employees of the Company participate in FDC's U.S. defined benefit pension plan that covers substantially all full-time employees of FDC and its participating subsidiaries. Net pension costs for the years ended December 31, 1993 and 1992 were approximately $1,143,000 and $1,118,000, respectively. Such amounts are included in the charges from FDC in Note 3.


NOTE 8: EMPLOYEE STOCK PLANS

LONG-TERM INCENTIVE PLAN
Certain of the Company's officers, key employees and other individuals participate in the First Data Corporation 1992 Long-Term Incentive Plan (the "1992 Plan'). Awards under the 1992 Plan may be in the form of stock options, stock appreciation rights, restricted stock, performance grants and other types of awards that the Compensation and Benefits Committee of FDC's Board of Directors deems to be consistent with the purposes of the 1992 Plan. FDC options granted to the Company's employees are generally at a price equivalent to the fair market value at the date of grant.

INCENTIVE SAVINGS PLAN
FDC has an incentive savings plan which allows eligible employees of FDC and its subsidiaries to contribute a percentage of their compensation and provides for certain matching and service related contributions. The Company's matching and service related contributions associated with the plan were approximately $1,568,000 and $975,000 in 1993 and 1992, respectively. Such amounts are included in the charges from FDC in Note 3.

                     FIRST DATA HEALTH SYSTEMS CORPORATION
                          HEALTH SERVICES BUSINESS
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 9: OPERATING LEASE COMMITMENTS

The Company leases certain office facilities and operating equipment under cancelable and noncancelable agreements. Total rent expense was $7,662,000 and $6,784,000 for the years ended December 31, 1993 and 1992, respectively.

At December 31, 1993, the minimum aggregate rental commitment under all noncancelable leases was (thousands): 1994, $7,645; 1995, $6,944; 1996,
$6,679; 1997, $6,246; 1998, $5,919; and $13,518 for years thereafter. Most leases contain standard renewal clauses.

NOTE 10: CONTINGENCIES

The Company is involved in litigation primarily arising in the normal course of its business. In the opinion of management, the Company's recovery or liability, if any, under any pending litigation, would not materially affect its financial condition or operations.

The company is and has been an authorized value-added reseller ("VAR") of Tandem Computers Incorporated ("Tandem") through a VAR agreement. The Company markets and sells its proprietary systems with Tandem computer hardware and software, thereby sublicensing Tandem's software to its clients. Tandem has asserted a claim against the Company for license and maintenance fees related to software for which it believes the Company did not possess a licensing arrangement. The Company is currently in negotiations with Tandem to extend its VAR agreement and provide remedies to Tandem's claim. These remedies are intended to include continued and expanded use of Tandem hardware and software with the Company's systems, including its newly developed systems. The Company believes that settlement of this licensing issue with Tandem as presently contemplated will not result in a material adverse impact to the Company's financial position. Should circumstances arise which would preclude the Company from entering into the presently contemplated settlement, the Company could be subject to a material financial obligation.

In conjunction with the renewal of certain client contracts, the Company committed to provide certain replacement software without charge. Such replacement software may be developed by the Company or more likely, in the alternative, purchased from third parties in which case the estimated costs would range from approximately $1.8 million to $3.5 million through 1997.

NOTE 11: CONCENTRATION OF CREDIT RISK

In the normal course of business, the Company is exposed to credit risk resulting from the possibility that a loss may occur from the failure of another party to perform according to the terms of the contract. The Company regularly monitors credit risk exposures and takes steps to mitigate the likelihood of these exposures resulting in a loss. The primary counterparties to the Company's accounts receivable and sources of the Company's revenues consist of healthcare providers.

                     FIRST DATA HEALTH SYSTEMS CORPORATION
                          HEALTH SERVICES BUSINESS
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 12: SUBSEQUENT EVENT

On June 17, 1995, FDC sold its entire ownership interest in the common stock of HSC to HBO & Company. Immediately prior to closing, HSC's ownership interest in the capital stock of ACB and TSSG was distributed to a wholly-owned subsidiary of FDC.

           Report of Ernst & Young LLP Independent Auditors


The Board of Directors and Stockholder
First Data Health Systems Corporation


We have audited the accompanying balance sheets of the Health Services Business of First Data Health Systems Corporation (the "Health Services Business") as of December 31, 1993 and 1992, and the related statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of management of the Health Services Business. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Health Services Business at December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                               ERNST & YOUNG LLP

January 26, 1995,
except for Note 12, as to
which the date is June 17, 1995


HBO & COMPANY AND SUBSIDIARIES                                                                  Exhibit 99(c)
PRO FORMA COMBINED INCOME STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 1995
===============================================================================================================
                                                                                  PRO FORMA        PRO FORMA
(000 Omitted)                                      HBOC           HSG            ADJUSTMENTS       COMBINED
- ---------------------------------------------------------------------------------------------------------------
REVENUE                                           $190,245       $53,429         $17,048  (2)      $ 258,440
                                                                                  (2,282) (3)
- ---------------------------------------------------------------------------------------------------------------

Operating Expense:
     Cost of Operations                             91,279            --          44,263  (2)        137,194
                                                                                    (296) (3)
                                                                                     130  (3)
                                                                                   3,334  (3)
                                                                                    (456) (3)
                                                                                  (1,060) (3)
     Marketing                                      26,411            --           6,048  (2)         29,810
                                                                                  (2,649) (3)
     Research and Development                       16,453            --           4,509  (2)         16,724
                                                                                  (4,238) (3)
     General and Administrative                     20,490            --          12,597  (2)         29,309
                                                                                  (1,896) (3)
                                                                                     767  (3)
                                                                                  (2,649) (3)
     Purchased Research and Development Charge     125,520            --        (125,520) (5)              0
     HSG Operating Expense                              --        50,369         (50,369) (2)              0
- ---------------------------------------------------------------------------------------------------------------
          Total Operating Expense                  280,153        50,369        (117,485)            213,037
- ---------------------------------------------------------------------------------------------------------------
Operating Income                                   (89,908)        3,060         132,251              45,403
Other Expense, Net                                   1,026         3,233              --               4,259
- ---------------------------------------------------------------------------------------------------------------
Income Before Provision for Income Taxes           (90,934)         (173)        132,251              41,144
Provision for Income Taxes                         (36,373)        1,433          51,398  (6)         16,458
- ---------------------------------------------------------------------------------------------------------------
NET INCOME                                        ($54,561)      ($1,606)       $ 80,853            $ 24,686
===============================================================================================================
EARNINGS PER SHARE:
     Primary                                        ($1.69)                                            $0.66
     Fully Diluted                                  ($1.69)                                            $0.66
===============================================================================================================
WEIGHTED AVERAGE SHARES OUTSTANDING:
     Primary                                        32,333                         5,149  (7)         37,482
     Fully Diluted                                  32,333                         5,323  (7)         37,656
===============================================================================================================



HBO & COMPANY AND SUBSIDIARIES
PRO FORMA COMBINED INCOME STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1994
===============================================================================================================
                                                                                  PRO FORMA        PRO FORMA
(000 Omitted)                                      HBOC           HSG            ADJUSTMENTS       COMBINED
- ---------------------------------------------------------------------------------------------------------------
REVENUE                                           $327,201      $121,241         $36,732  (2)      $ 480,546
                                                                                  (4,628) (3)
- ---------------------------------------------------------------------------------------------------------------

Operating Expense:
     Cost of Operations                            172,894            --          93,480  (2)        273,131
                                                                                    (746) (3)
                                                                                     260  (3)
                                                                                   6,668  (3)
                                                                                    (925) (3)
                                                                                  (1,500) (4)
     Marketing                                      42,769            --          14,625  (2)         52,825
                                                                                  (4,569) (3)
     Research and Development                       28,928            --           9,153  (2)         37,125
                                                                                    (956) (3)
     General and Administrative                     34,590            --          20,393  (2)         50,476
                                                                                  (3,879) (3)
                                                                                   1,534  (3)
                                                                                  (2,162) (3)
     HSG Operating Expense                              --       100,919        (100,919) (2)              0
- ---------------------------------------------------------------------------------------------------------------
          Total Operating Expense                  279,181       100,919          33,457             413,557
- ---------------------------------------------------------------------------------------------------------------
Operating Income                                    48,020        20,322          (1,353)             66,989
Other Expense, Net                                   1,031         6,703              --               7,734
- ---------------------------------------------------------------------------------------------------------------
Income Before Provision for Income Taxes            46,989        13,619          (1,353)             59,255
Provision for Income Taxes                          18,830         7,877          (3,005) (6)         23,702
- ---------------------------------------------------------------------------------------------------------------
NET INCOME                                         $28,159        $5,742        $  1,652            $ 35,553
===============================================================================================================
EARNINGS PER SHARE:
     Primary                                         $0.85                                             $0.96
     Fully Diluted                                   $0.85                                             $0.96
===============================================================================================================
WEIGHTED AVERAGE SHARES OUTSTANDING:
     Primary                                        32,973                         4,000  (7)         36,973
     Fully Diluted                                  33,106                         4,000  (7)         37,106
===============================================================================================================


NOTES TO PRO FORMA COMBINED INCOME STATEMENTS
(000 Omitted)


1. The attached Pro Forma Combined Income Statements for the six months ended June 30, 1995, and the year ended December 31, 1994, give effect to the acquisition of First Data Health Systems Corporation (HSG) which was completed on June 17, 1995. The adjustments related to the Pro Forma Combined Income Statements assume the transaction was consummated January 1 of each year presented.

No Pro Forma Combined Balance Sheets are included in these Pro Forma Statements since the HBO & Company Balance Sheet at June 30, 1995, includes HSG.

HBO & Company accounted for the acquisition as a purchase. Accordingly, pro forma adjustments include such adjustments as are necessary to allocate the purchase price based on the estimated fair market value of the assets acquired and the liabilities assumed and to give effect to events that are directly attributable to the transaction, expected to have a continuing impact on HBOC and are factually supportable.

The Pro Forma Combined Income Statements are not necessarily indicative of the results of operations which would have been attained had the acquisition been consummated on the dates indicated or which may be attained in the future. The Pro Forma Combined Income Statements should be read in conjunction with the historical consolidated financial statements of HBOC and the historical financial statements of HSG.

2. HSG revenue and expense classifications were historically broken out using different policies than those applied by HBOC. The adjustments necessary to reclassify HSG revenue and expenses in accordance with HBOC policies are:


                                         6/30/95                     12/31/94
                                         -------                    ---------
Revenue                                  $17,048                     $ 36,732
Cost of Operations                        44,263                       93,480
Marketing                                  6,048                       14,625
Research and Development                   4,509                        9,153
General and Administrative                12,597                       20,393
HSG Operating Expense                    (50,369)                    (100,919)


Historically, HSG netted certain costs against revenue for presentation, while HBOC has historically reported revenue as a gross number.

3. The following adjustments are necessary to adjust the June 30, 1995, and December 31, 1994, income statement impact of the asset and liability fair market value adjustments assuming the transaction had been consummated on January 1 of each year presented:

NOTES TO PRO FORMA COMBINED INCOME STATEMENTS
(000 Omitted)


3. (Continued)


                                         6/30/95                     12/31/94
                                         -------                     --------

HSG Capitalized Software                 $  (296)                    $    (746)
HSG Goodwill                              (1,896)                       (3,879)
HBOC Capitalized Software                    130                           260
HBOC Customer Lists --
     to amortize over 15 years             3,334                         6,668
HBOC Goodwill --
     to amortize over seven years            767                         1,534
Deferred Revenue
     Revenue                              (2,282)                       (4,628)
     Cost of Operations                     (456)                         (925)
Terminated Employees
     Cost of Operations                   (1,060)                           --
     Marketing                            (2,649)                       (4,569)
     Research and Development             (4,238)                         (956)
     General and Administrative           (2,649)                       (2,162)


HBOC recorded deferred revenue acquired at its cost (the cost to service remaining commitment). The net profit which had been deferred has been eliminated.

The reduction of expense related to terminated employees results from the permanent termination of certain HSG employees in order to eliminate certain redundant positions and increase the efficiency of the combined operations.

4. HSG was charged an allocated amount for the use of First Data
Corporation's Data Center. In 1994, the amount charged was less than that deemed reasonable by management by $1,500. The adjusted charge reflects that which will be charged to HBOC in the future. The 1995 charge has been deemed reasonable by management.

5. In the second quarter of 1995, HBOC recorded a $125,520 purchased research and development charge directly attributable to the purchase of HSG. Since this amount is a nonrecurring charge, it has been excluded from these Pro Forma Statements.

6. The provision for income tax was derived by using the HBOC effective tax rate of 40%.


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


NOTES TO PRO FORMA COMBINED INCOME STATEMENTS
(000 Omitted)


7. The weighted average shares outstanding have been adjusted to give effect to the 4 million shares outstanding assuming the transaction had been consummated on January 1 of each year presented and to give effect to the dilutive effect of stock options outstanding at June 30, 1995, assuming that HBOC had net income instead of a net loss.


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